UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF
                                      1934

                           --------------------------

                                JANUARY 22, 2005
               (Date of report (Date of earliest event reported))

                           THE SPORTS AUTHORITY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       DELAWARE                      001-31746                  84-1242802
(State or Other Jurisdiction of     (Commission               (IRS Employer
    Incorporation)                  File Number)             Identification No.)

1050 WEST HAMPDEN AVENUE, ENGLEWOOD, COLORADO                     80110
   (Address of Principal Executive Offices)                     (Zip Code)

                                 (303) 200-5050
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/x/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2006, The Sports Authority, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Slap Shot Holdings Corp., a Delaware corporation ("Parent"), and SAS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"). Parent and Merger Sub are controlled by Leonard Green & Partners, L.P. ("Leonard Green").

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the "Merger"). In the Merger, each share of common stock of the Company, other than those held by the Company or Parent and its affiliates, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $37.25 per share in cash (the "Merger Consideration"). In addition, immediately prior to the Merger, all shares of Company restricted stock and restricted stock units will vest and will be converted into the right to receive the Merger Consideration. All options to acquire shares of Company common stock will vest upon the effective time of the Merger and holders of such options will be entitled to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share subject to the option for each share subject to the option.

Certain members of the Company's senior management have entered into arrangements with Parent to invest in Parent upon completion of the Merger.

The Merger Agreement contains customary non-solicitation provisions but permits the Company to encourage and solicit proposals for a competing transaction for 20 days from January 22, 2006.

Completion of the Merger is subject to customary closing conditions including
(i) approval by the Company's shareholders, (ii) the receipt of financing, and
(iii) regulatory approval. The parties currently expect that the Merger will be completed during the second fiscal quarter of 2006.

Green Equity Investors IV, L.P., TCW/Crescent Mezzanine Management III, LLC ("TCW I") and TCW/Crescent Mezzanine Management IV, LLC (together with TCW I, "TCW") have provided commitments for the equity portion of the financing for the Merger, and Bank of America N.A. and TCW have provided commitments for the debt portion of the financing for the Merger, each of which are subject to customary conditions.

A special committee of the Company's Board of Directors, consisting of all members of the Company's Board of Directors other than members of management and affiliates of Parent (the "Special Committee"), unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger were advisable, fair to and in the best interest of the Company's shareholders. Merrill Lynch, Pierce, Fenner & Smith Incorporated served as financial advisor to the Special Committee and rendered a fairness opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Company's shareholders (other than Leonard Green and its affiliates) in the Merger. The Special Committee received legal advice from Wachtell, Lipton, Rosen & Katz.

The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated by reference herein. A press release issued January 23, 2006 relating to the Merger Agreement and the Merger is attached as Exhibit 99.1 hereto and incorporated by reference herein.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated January 22, 2006, by and among The Sports Authority, Inc., Slap Shot Holdings Corp. and SAS Acquisition Corp.

     99.1 Press Release, dated January 23, 2006


                                      -2-


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE SPORTS AUTHORITY, INC


                          By:   /s/ Nesa E. Hassanein
                             -------------------------------------------
                             Name:  Nesa E. Hassanein
                             Title: Executive Vice President and General Counsel


Date: January 23, 2006


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


                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

2.1 Agreement and Plan of Merger, dated January 22, 2006, by and among The Sports Authority, Inc, Slap Shot Holdings Corp., and SAS Acquisition Corp.

99.1           Press release, dated January 23, 2006


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